UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 12, 2016, Getty Realty Corp., a Maryland corporation (the “Company”), completed the payment of its previously announced special dividend of $0.22 per share (the “Special Dividend”) on its shares of common stock, par value $0.01 per share (“Common Stock”). Each Company shareholder was entitled to elect to receive the entire Special Dividend in either cash or shares of Common Stock, subject to adjustment such that the aggregate amount of cash to be distributed by the Company was to be a minimum of 20% of the total distribution and a maximum of 40% of the total distribution, with the remainder to be paid in shares of Common Stock. The Company paid the Special Dividend through the issuance of an aggregate of 255,340 shares of Common Stock and the payment of an aggregate of $2,941,230 in cash. The Special Dividend was paid to shareholders of record as of the close of business on December 14, 2015. The Company issued a press release on January 13, 2016 announcing the completion of the Special Dividend, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Getty Realty Corp., dated January 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: January 13, 2016	By:	/s/ Christopher J. Constant
Christopher J. Constant
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Getty Realty Corp., dated January 13, 2016